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                                                                   EXHIBIT 10.19


                                                           [CERTIFICATION STAMP]

                                                           /s/ ILLEGIBLE
                                                           ---------------------

                                PROMISSORY NOTE


$1,000,000.00                                                     April 14, 1997
                                                                   Dallas, Texas


         FOR VALUE RECEIVED, James A. Cannavino ("Cannavino"), promises to pay to Perot Systems Corporation, a Texas corporation ("PSC"), or order, at the principal offices of PSC or at such other place as the holder of this Note may designate, the principal sum of One Million and No/100ths Dollars ($1,000,000.00), together with interest on all unpaid portions of such amount from the date of advance until repayment at the greater of (a) seven and one-quarter percent (7 1/4%) per annum or (b) the "Applicable Federal Rate," which is necessary to prevent such interest from being treated as "below market," as such terms are defined in the Internal Revenue Code of 1986, as amended, for the month in which this Note is executed and delivered.

         1. Payment. The principal on this Note will be payable in full on the fifth (5th) anniversary of the date hereof. Accrued and unpaid interest shall be due and payable annually on or before December 31 of each year during the term hereof, commencing December 31, 1997, and at maturity.

         2. Security. Payment of this Note is secured pursuant to a Deed of Trust of even date herewith between Peter Altabef, Trustee, and Cannavino (the "Deed of Trust"), covering a residence located at Dallas, Texas (the "Property").

         3. Prepayment. Cannavino may prepay this Note in whole or in part at any time or from time to time, without premium or penalty. If Cannavino sells the Property, then Cannavino will promptly prepay this Note in full. Any prepayment under this paragraph will be applied first to accrued but unpaid interest and then to principal.

         4. Events of Default. This Note will become immediately due and payable without additional notice or demand upon the occurrence at any time of any of the following events of default (individually, an "Event of Default" and collectively, "Events of Default"):

                 (a) the failure by Cannavino to make any required payment of principal or interest on this Note within five (5) days after PSC gives notice of such failure to Cannavino;

                 (b) the failure by Cannavino to satisfy his other obligations under the Deed of Trust within thirty (30) days after PSC gives written notice of such failure to Cannavino;

                 (c) the institution against Cannavino of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization,




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         receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty
         (60) days of filing; or

                 (d) the institution by Cannavino of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by Cannavino of a composition or an assignment or trust mortgage for the benefit of creditors.

         5. Default Interest. Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate (compounded annually) which is the lessor of (a) two percentage points above the rate otherwise applicable under this Note or (b) the maximum amount permitted by law. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue until the obligation of Cannavino with respect to the payment of such interest has been discharged (whether before or after judgment).

         6. Maximum Rate. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by Cannavino, then such excess sum shall be credited by the holder as a payment of principal.

         7. Collection Costs. Cannavino agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by holder in enforcing the obligations of Cannavino under this Note.

         8. Waivers. No delay or omission on the part of the holder in exercising any right under this Note or the Pledge Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Cannavino hereby waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

         9. Amendments. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

         10. Enforcement. This Note will be governed by and construed in accordance with the laws of the State of Texas, without regard to the choice of law rules thereof. Any action to enforce the provisions of, or otherwise relating to, this Note may be brought in the appropriate courts in Dallas, Dallas County, Texas, and Cannavino hereby consents to the personal jurisdiction of such courts in any such action; provided that, at the request of PSC or Cannavino,




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any claim or dispute arising out of or relating to this Note or the indebtedness evidenced hereby will be resolved without resort to the courts solely through mediation and, if mediation is not successful, through binding arbitration pursuant to the rules of the American Arbitration Association. A judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction. Neither party will be liable to the other for punitive damages for any such claim or dispute.



                                                /s/ JAMES A. CANNAVINO
                                                --------------------------------
                                                James A. Cannavino




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